Exhibit 23.1




                     CONSENT OF INDEPENDENT ACCOUNTANTS



               We consent to the incorporation by reference in this registration statement of Encore Computer Corporation on Form S-8 of our report dated February 15, 1996, except for Note M as to which the date is April 16, 1996 on our audits of the consolidated financial statements and financial statement schedule of Encore Computer Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which reports are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, which is incorporated by reference in this registration statement.


                                        COOPERS & LYBRAND L.L.P


          Miami, Florida
          June 3, 1996